SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
_________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Interactive Data Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3668779
_______________________________________________________________________________________
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
22 Crosby Drive, Bedford, Massachusetts	01730
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(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:	_____________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Common Stock, $.01 par value	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        Those portions of the Registrant's Registration Statement on Form S-3, File No. 333-21557, filed with the Securities and Exchange Commission (the "Commission") on February 11, 1997, set forth under the caption "Description of Company Capital Stock", including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. The Registrant currently has 200,000,000 shares of Common Stock authorized for issuance.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit
1.1	Form of Common Stock Certificate. (Filed herewith.)
1.2	Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.)
1.3	By-Laws of the Registrant, as amended. (Incorporated by reference to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 15, 1992.)
1.4	Registration Rights Agreement, dated as of June 25, 1992, between Financial News
Network, Inc. and Allan R. Tessler and Alan J. Hirschfield. (Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on June 30,
1992.)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERACTIVE DATA CORPORATION
Date: December 4, 2002	By: /s/ Steven G. Crane Steven G. Crane Chief Financial Officer
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